UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2006

EDEN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-31503

(Commission File Number)

98-0199981

(IRS Employer Identification No.)

Suite 1925 – 200 Burrard Street, Vancouver , British Columbia V6C 3L6 Canada

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.693.0179

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Enter into a Material Definitive Agreement.

Effective September 1, 2006, we entered into a farm-in agreement with Starlight Oil & Gas LLC and Starlight Corporation. Pursuant to the farm-in agreement our company and Starlight will undertake development drilling of the Ant Hill Unit on the eastern flank of the White River Dome field in Colorado. The Ant Hill Unit is a 20,000 acre federal exploratory unit currently operated by Encana Oil and Gas (USA). Starlight is a private Colorado company.

We agreed to pay Starlight US$900,000 as a prospect fee. We will have 75% working interest and Starlight will have a 10% working interest in the prospective lands. Starlight will retain a 7.5% gross overriding royalty on the lands.

Item 9.01. Financial Statements and Exhibits.

10.1         Agreement to Participate for an Interest in that Certain Drilling & Development Agreement with Starlight Oil & Gas LLC effective September 1, 2006.

99.1	News Release of September 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN ENERGY CORP.

/s/ Donald Sharpe

Donald Sharpe, President and Director

Date: September 21, 2006